EXHIBIT 2(h)(viii)

FEE AGREEMENT
   [May 28], 2021
Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated [May 25], 2021 (the “Underwriting Agreement”), by and among Neuberger Berman Next Generation Connectivity Fund Inc. (the “Fund”), Neuberger Berman Investment Advisers LLC (the “Adviser”) and each of the Underwriters named in Schedule A thereto (the “Underwriters”), with respect to the issue and sale of the Fund’s Common Stock (the “Offering”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.
1.  Fee.  In consideration of your services related to the sale and distribution of the Fund’s Common Stock, the Adviser shall pay a fee to you in the aggregate amount of $[      ] (the “Fee”). In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement. The Fee shall be paid on or before the Closing Time by wire transfer to the order of Oppenheimer & Co. Inc. using the following wire instructions:
Bank Name:
ABA#:
SWIFT# (international wire):
Beneficiary Name:
Beneficiary Address:
Beneficiary account#:
Reference:
Account#:
Deal name:
Attn:

2.  Term.  This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Stock having been delivered and paid for, except as provided in Section 3 below.
3.  Indemnification.  The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.  Not an Adviser; No Fiduciary Duty.  The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary.  Furthermore, the Adviser agrees that it is solely responsible for making its own judgment in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).
5.  Not Exclusive.  Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).
6.  Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.
7.  Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.
8.  Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 9 shall be deemed effective service of process on such party.  EACH OF OPPENHEIMER & CO. INC. AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF OPPENHEIMER & CO. INC. AND THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON OPPENHEIMER & CO. INC.

AND THE ADVISER, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH OPPENHEIMER & CO. INC. OR THE ADVISER ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.
9.  All notices required or permitted to be sent under this Agreement shall be sent, if to the Adviser:
Neuberger Berman Investment Advisers LLC
1290 Avenue of the Americas
New York, New York 10104-0002
Attention: President, Mutual Funds
Copy to: General Counsel, Mutual Funds

or if to Oppenheimer & Co. Inc.:

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
Attention: General Counsel

10.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement.  Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Agreement shall be effective as of the date first written above.

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:
Name:
Title:

Agreed and Accepted:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

[Oppenheimer Fee Agreement – Signature Page]

Indemnification Agreement
[May 28], 2021
Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

In connection with the engagement of Oppenheimer & Co. Inc. (the “Broker-Dealer”) to assist the undersigned, Neuberger Berman Investment Advisers LLC, together with its affiliates and subsidiaries (the “Adviser”) with respect to the matters set forth in the Fee Agreement dated  [May 28], 2021, between the Adviser and the Broker-Dealer (the “Agreement”), in the event that the Broker-Dealer, any of its affiliates, each other person, if any, controlling the Broker-Dealer or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Broker-Dealer and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed in connection with, relating to or arising out of the Agreement, the Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, reasonably incurred, with respect to the services performed in connection with, relating to or arising out of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party.  In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed in connection with, relating to or arising out of the Agreement, the Adviser will reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith. As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser (i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Broker-Dealer.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party.  No indemnifying party’ shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnification provided hereunder shall be limited to the services provided by the Broker-Dealer pursuant to the Agreement and shall not extend to any losses, claims, damages or liabilities related to, arising out of, or in connection with the Underwriting Agreement, dated [May 25], 2021, by and among the Fund, the Adviser and each of the underwriters named therein.
If such indemnification were not to be available for any reason, the Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its partners and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser or its partners or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Broker-Dealer has been retained to perform services bears to the fees paid to the Broker-Dealer under the Agreement; provided, that in no event shall the Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Broker-Dealer pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or their employees or other agents), on the one hand, or by the Broker-Dealer, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser was not guilty of such fraudulent misrepresentation.  The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Broker-Dealer’s prior written consent (which consent shall not be unreasonably withheld).  The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.
The Adviser agrees that no Indemnified Party shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Adviser resulted primarily from the gross negligence, bad faith or willful misconduct of the Broker-Dealer in performing the services that are the subject of the Agreement.
THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BROKER-DEALER OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF THE BROKER-DEALER AND THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BROKER-DEALER OR THE ADVISER, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Broker-Dealer’s engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Very truly yours,

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:

Name:
Title:

Agreed and Accepted:

OPPENHEIMER & CO. INC.

By:

Name:
Title:

[Oppenheimer Indemnification Agreement – Signature Page]